PARTIAL NOTE CONVERSION AGREEMENT

THIS PARTIAL NOTE CONVERSION AGREEMENT (the “Agreement”) is made effective as of May 13, 2013 by and between BROWNIE’S MARINE GROUP, INC., a Nevada corporation (the “Company”), TREBOR INDUSTRIES, INC., a wholly owned subsidiary of the Company (“Trebor”) (the Company and Trebor sometimes collectively referred to under this Agreement as, the “Company”) and ROBERT CARMICHAEL, an individual (the “Lender”).

A.           Lender is an officer and director of the Company and has advanced the Company $350,000 pursuant to that certain promissory note issued by Trebor to Carmichael dated August 11, 2008 (the “Note”) which evidences indebtedness of the Company owed to the Lender.

B.           As of the effective date of this Agreement the Company is delinquent on its monthly payment obligations under the Note and the principal amount of approximately $141,000 remains payable under the Note and the Note is due in its entirety on July 1, 2013.

C.           The Parties believe it to be in the best interests of the Company to reduce the principal amount due under the Note, thereby reducing the current liabilities of the Company and bringing the Company current under its obligations under the Note.

D.           As the Company does not currently have available working capital to satisfy past due amounts under the Note, the Lender and the Company have agreed that Lender shall convert a portion of the Note into shares of common stock of the Company at a conversion price of $0.0001 per share which equals the closing price of the Company’s common stock as reported on the OTCBB on the effective date of this Agreement, on the terms and conditions set forth in this Agreement

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Company and the Lender hereby agree as follows:

1.          Issuance of Common Stock and Partial Satisfaction of the Note.

1.1           Partial Satisfaction of the Note. Lender and the Company agree that as of the date hereof (i) the aggregate of the outstanding principal amount of the Note and the accrued and unpaid interest is $141,000 and (ii) following the conversion the Note and payment of other consideration provided under this Agreement, the principal and interest due under the Note shall be reduced to $91,000, such remaining amounts due and payable under the terms and conditions of the Note.

1.2           Issuance and Delivery of Common Stock and Cancellation of Note. Upon the terms and subject to the conditions set forth herein, at the Closing (defined below), (i) the Company shall issue and deliver to the Lender a certificate evidencing 500,000,000 shares of restricted Common Stock of the Company (the “Shares”) and (ii) the Company and the Lender hereby agree that as except as otherwise provided under this Agreement, the Note shall remain in full force and effect.

1.3           Closing. The issuance of the Shares and partial satisfaction of the Note shall take place upon the execution of this Agreement by the Company and the Lender at such place as the Company and the Lender mutually agree, orally or in writing (which time and place are designated as the “Closing”).

2.          Representations and Warranties of the Company. The Company hereby represents and warrants to the Lender that as of the date of this Agreement:

2.1           Authorization. All corporate action on the part of each of the Company and Trebor, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and the Shares, the performance of all obligations of the Company hereunder and thereunder and the authorization, issuance and delivery of the Shares has been taken, and this Agreement has been duly executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms.

2.2           Valid Issuance of Common Stock. The Shares that are being issued to the Lender pursuant to this Agreement are duly and validly authorized and, when issued, sold and delivered in accordance with the terms hereof for the consideration duly expressed herein, will be duly and validly issued, fully paid and nonassessable.

2.3           No Conflict or Violation. Neither the execution, delivery or performance by the Company of this Agreement or the consummation of the transactions contemplated hereby or thereby by the Company, nor compliance by the Company with any of the provisions hereof or thereof, will: (a) violate or conflict with any provision of the Company's Certificate of Incorporation or By-Laws, (b) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any encumbrance upon any of the Company's assets under, any of the terms, conditions or provisions of any contract, indebtedness, note, bond, indenture, security or pledge agreement, commitment, license, lease, franchise, permit, agreement, or other instrument or obligation (i) to which the Company is a party or (ii) by which the Company's assets are bound, (c) violate any law, statute, rule, regulation, ordinance, code, order, judgment, ruling, writ, injunction, decree, permit or award, or (d) impose any encumbrance, restriction or charge on the Company's assets or business.

3.          Representations and Warranties of Lender. The Lender hereby represents and warrants to the Company that:

3.1           Restricted Securities. The Lender understands that the Shares may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption therefore.

3.2           Legend. To the extent applicable, each certificate evidencing any of the Securities shall be endorsed with a legend substantially in the form set forth below:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.”

4.          Further Assurances. Upon the terms and subject to the conditions contained herein, the parties agree, both before and after the Closing, (a) to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement, (b) to execute any documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to carry out any of the transactions contemplated hereunder, and (c) to cooperate with each other in connection with the foregoing.

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5.          Miscellaneous.

5.1           Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made if and when delivered personally or by overnight courier to the parties at the following addresses or sent by electronic transmission, with confirmation received, to the telecopy numbers specified below (or at such other address or telecopy number for a party as shall be specified by like notice):

(a)	If to the Lender:	Robert Carmichael
940 NW 1st Street
Fort Lauderdale, Florida 33311

(b)	To the Company/Trebor:	Brownie’s Marine Group, Inc.
940 NW 1st Street
Fort Lauderdale, Florida 33311

5.2           Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of, the respective successors, assigns, heirs, executors and administrators of the parties hereto and their respective successors and assigns, and no other person shall have any right, benefit or obligation under this Agreement as a third party beneficiary or otherwise.

5.3           Governing Law. This Agreement shall be governed by and construed under the laws of the State of Florida, without regard to any applicable conflict of laws.

5.4           Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

5.5           Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

5.6           Amendments and Waivers. Any term of this Agreement may be amended or waived, only with the written consent of the Company and the Lender.

5.7           Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

5.8           Arbitration. The parties agree that any dispute, controversy or claim arising out of this Agreement or the performance, breach or termination thereof shall be settled by final and binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The place of arbitration shall be a mutually agreed location in the State of Florida.

5.9           Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements existing between the parties hereto are expressly canceled.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

BROWNIE’S MARINE GROUP, INC.

By:	/s/Robert Carmichael
Name: Robert Carmichael
Its: Chief Executive Officer

TREBOR INDUSTRIES, INC.

By:	/s/Robert Carmichael
Name: Robert Carmichael
Its: Chief Executive Officer

LENDER

/s/Robert Carmichael
ROBERT CARMICHAEL

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